Exhibit 99.3

Anheuser-Busch InBev Worldwide Inc.

Offer to Exchange up to

$1,000,000,000 2.500% Notes due 2013

$750,000,000 3.625% Notes due 2015

$1,000,000,000 5.000% Notes due 2020

$500,000,000 Floating Rate Notes due 2013

Which Have Been Registered Under the Securities Act of 1933

for

All Outstanding Unregistered

$1,000,000,000 2.500% Notes due 2013

$750,000,000 3.625% Notes due 2015

$1,000,000,000 5.000% Notes due 2020

$500,000,000 Floating Rate Notes due 2013

To Our Clients:

We are enclosing herewith (i) a prospectus dated             , 2010 of Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Company”) and the various guarantors listed on Annex A hereto (the “Guarantors”), (ii) a related Letter of Transmittal relating to the offers (each, an “Exchange Offer” and together, the “Exchange Offers”) by the Company to exchange up to $1,000,000,000 aggregate principal amount of the Company’s 2.500% Notes due 2013 (the “New 2013 Notes”), $750,000,000 aggregate principal amount of the Company’s 3.625% Notes due 2015 (the “New 2015 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2020 (the “New 2020 Notes”), and $500,000,000 aggregate principal amount of the Company’s floating rate notes due 2013 (the “New Floating Rate Notes” and together with the New 2013 Notes, the New 2015 Notes and the New 2020 Notes, the “New Notes”), each of which is unconditionally, fully, and irrevocably guaranteed by the Guarantors, and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for, respectively, up to $1,000,000,000 aggregate principal amount of the Company’s 2.500% Notes due 2013 (the “Old 2013 Notes”), $750,000,000 aggregate principal amount of the Company’s 3.625% Notes due 2015 (the “Old 2015 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2020 (the “Old 2020 Notes”), and $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2040 (the “Old Floating Rate Notes” and together with the Old 2013 Notes, the Old 2015 Notes and the Old 2020 Notes, the “Old Notes”), each of which is unconditionally, fully and irrevocably guaranteed by the Guarantors, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) an Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

The Company has filed a registration statement, which became effective under the Securities Act on             , 2010, to register the New Notes under the Securities Act.

PLEASE NOTE THAT EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [            ], 2010 UNLESS EXTENDED. THE EXCHANGE OFFERS ARE NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED.

We are the holder of record of Old Notes for your account. A tender of such Old Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offers. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

Pursuant to the Letter of Transmittal, each tendering holder of Old Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offers will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the Holder and each person receiving any new Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledge and agree that any broker-dealer or any person participating in the Exchange Offers for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person, (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (z) in the European Economic Area, will not make an offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (iv) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement, (v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act, or if it is such an “affiliate”, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vi) if the Holder is a broker-dealer, it did not purchase the Old Notes to be exchanged for New Notes from either of the Company or any of its affiliates, and it will acquire the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other activities, (vii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers is prohibited by any law or policy from participating in the Exchange Offers, (viii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/ED (the “Prospectus Directive”), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity which has two or more of: (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and that, in each case, it will not make any offer which will require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (ix) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to whom this Letter or the accompanying Prospectus may lawfully be communicated in accordance with the order and (x) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (ix). If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offers; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,

[INSERT NAME OF DTC PARTICIPANT]

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization

Anheuser-Busch InBev SA/NV	Belgium

Cobrew NV/SA	Belgium

Anheuser-Busch Companies, Inc.	Delaware

BrandBrew S.A.	Luxembourg